Exhibit (a)(17)
                           SCUDDER VALUE SERIES, INC.
                             ARTICLES SUPPLEMENTARY

         Scudder Value Series, Inc., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has decreased the aggregate number of the Class S Shares of the Scudder-Dreman Small Cap Value Fund series of the Corporation's capital stock from forty million (40,000,000) to zero (0). As of the effective date of these Articles Supplementary, the Corporation will not have any Class S Shares of the Scudder-Dreman Small Cap Value Fund series of the Corporation's capital stock issued or outstanding.

         (a) Immediately before the decrease effected by these Articles Supplementary, the Corporation had the authority to issue three billion forty million (3,040,000,000) shares of capital stock, with a par value of $.01 per share, for an aggregate par value of $30,400,000, of which:

                  (i) Three hundred twenty million (320,000,000) were classified as Scudder Contrarian Fund Class A Shares, three hundred twenty million (320,000,000) were classified as Scudder Contrarian Fund Class B Shares, eighty million (80,000,000) were classified as Scudder Contrarian Fund Class C Shares, and eighty million (80,000,000) were classified as Scudder Contrarian Fund Class I Shares;

                  (ii) Five hundred sixty million (560,000,000) were classified as Scudder-Dreman High Return Equity Fund Class A Shares, five hundred sixty million (560,000,000) were classified as Scudder-Dreman High Return Equity Fund Class B Shares, one hundred forty million (140,000,000) were classified as Scudder-Dreman High Return Equity Fund Class C Shares, and one hundred forty million (140,000,000) were classified as Scudder-Dreman High Return Equity Fund Class I Shares; and

                  (iii) Three hundred twenty million (320,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class A Shares, three hundred twenty million (320,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class B Shares, eighty million (80,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class C Shares, eighty million (80,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class I Shares, and forty million (40,000,000) were classified as the Scudder-Dreman Small Cap Value Fund Class S Shares.

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         (b) Immediately after the decrease effected by these Articles
         Supplementary, the Corporation will have the authority to issue three billion (3,000,000,000) shares of capital stock, with a par value of $.01 per share, for an aggregate par value of $30,000,000, of which:

                  (i) Three hundred twenty million (320,000,000) will be classified as Scudder Contrarian Fund Class A Shares, three hundred twenty million (320,000,000) will be classified as Scudder Contrarian Fund Class B Shares, eighty million (80,000,000) will be classified as Scudder Contrarian Fund Class C Shares, and eighty million (80,000,000) will be classified as Scudder Contrarian Fund Class I Shares;

                  (ii) Five hundred sixty million (560,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class A Shares, five hundred sixty million (560,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class B Shares, one hundred forty million (140,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class C Shares, and one hundred forty million (140,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class I Shares; and

                  (iii) Three hundred twenty million (320,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class A Shares, three hundred twenty million (320,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class B Shares, eighty million (80,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class C Shares, and eighty million (80,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class I Shares.

         SECOND: The total number of shares of capital stock that the Corporation has authority to issue has been decreased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the MGCL.


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         IN WITNESS WHEREOF, Scudder Value Series, Inc. has caused these
Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Secretary on this 15th day of May, 2002; and its Vice President acknowledges that these Articles Supplementary are the act of Scudder Value Series, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST:                                 SCUDDER VALUE SERIES, INC.


/s/John Millette                        /s/Philip J. Collora
----------------                        --------------------
John Millette                           Philip J. Collora
Secretary                               Vice President



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